UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2019

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-066764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue
Long Island City, NY 11101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IFMK	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2019, iFresh Inc. (the “Company”), NYM Holding, Inc. (“NYM” or the “Borrower”), certain subsidiaries of NYM, Mr. Long Deng and KeyBank National Association (“Keybank” or the “Lender”) entered into the first forbearance agreement (the “First Forbearance Agreement”) with respect to that certain Credit Agreement, dated as of December 23, 2016, as amended, pursuant to which KeyBank made available to NYM a revolving credit facility, a term loan facility, and other credit accommodations (the “Loan Agreements”). The Lender has agreed to delay the exercise of its rights and remedies under the Loan Agreements based on the existence of certain events of default until the earlier to occur of: (a) 5:00 p.m. Eastern Time on the 90th day from the date of the First Forbearance Agreement (the “First Forbearance Period”); and (b) a Forbearance Event of Default. Reference is made to the current report on Form 8-K filed with the SEC on May 21, 2019.

The Borrower did not meet its obligations under the Loan Agreements by the end of the First Forbearance Period. On October 17, 2019 (the “Effective Date”), the Company, NYM, certain subsidiaries of NYM, Go Fresh 365, Inc. (“Go Fresh”), Mr. Long Deng and Keybank entered into the second forbearance agreement (the “Second Forbearance Agreement”). Pursuant to certain Guaranty Agreement dated as of December 26, 2016, as amended by several joinder agreements and the Second Forbearance Agreement, the Company, certain subsidiaries of NYM, Go Fresh and Mr. Long Deng (collectively, the “Guarantors”, and together with the Borrower, the “Loan Parties”) have agreed to guarantee the payment and performance of the obligations of the Borrower under the Credit Agreement (“Obligations”). Terms used but not otherwise defined herein have the meanings ascribed to them in the Second Forbearance Agreement. Certain material provisions of the Second Forbearance Agreement are summarized below.

Forbearance. the Lender has agreed to delay the exercise of its rights and remedies under the Loan Agreement based on the existence of certain events of default (the “Specified Events of Default”) until the earlier to occur of: (a) 5:00 p.m. Eastern Time on the November 29, 2019; and (b) a Forbearance Event of Default.

Conditional Limited Consent to NYM Stock Sale. The Lender has agreed to provide its limited consent to (i) the Company consummating the sale of all of the equity interests of the Borrower held by the Company to Go Fresh 365, Inc. (“Go Fresh”), a Florida corporation, (ii) the Company receiving and retaining the proceeds of such sale free and clear of any Lien of the Lender on or in such proceeds, and (iii) remove the Company as a party to the Guaranty and each other Loan Document to which the Company is a party, provided that certain conditions have been satisfied prior to the consummation of such transaction.

Release. The Loan Parties have agreed to release the Lender from any claims the Loan Parties may have against the Lender, including in relation to the Credit Agreement or the Forbearance Agreement.

Forbearance Covenants. The Forbearance Agreement contains customary forbearance covenants and other forbearance covenants, including (but not limited to):

●	All payments and interest shall be paid in immediately available funds when due.

●	Effective as of the Effective Date, interest shall accrue on the Loans at the Stated Rate.

●	The Loan Parties shall continue to retain and engage a chief restructuring officer (“CRO”) acceptable to the Lender, and permit the CRO to access books and records, inspect operations, communicate directly with Lender’s representatives, oversee and supervise a refinance, sale, and/or capital contribution transaction(s) on such terms and conditions, and with proceeds in sufficient amount(s), that will enable the repayment in full of the outstanding Obligations (a “Repayment Transaction”).

●	The Loan Parties and the CRO shall provide telephonic updates to the Lender regarding status of a Repayment Transaction on a bi-weekly basis and as otherwise reasonably requested by the Lender.

●	On or prior to November 28, 2019, an executed Preliminary Transaction Document(s) shall be delivered to the Lender.

●	Provision of other periodic reporting.

Joinder of Go Fresh. Effective as of the Effective Date, Go Fresh joins in, and will be deemed to be a party to, the Guaranty, the iFresh Joinder, the Pledge Agreement, and each other Loan Documents to which iFresh is a party in the same capacity as iFresh and hereby assumes all of the Obligations of such a party to such Loan Documents. Go Fresh joins in, and will be deemed to be a party to, the Security Agreement as a “Grantor” and assumes all of the obligations of a “Grantor” under the Security Agreement.

Assignment to Go Fresh. Effective immediately after the consummation of the NYM Stock Sale, iFresh hereby irrevocably assigns and transfers to Go Fresh all of iFresh’s right, title, and interest in and to, and commitements, duties, and obligations under, the Guaranty, the iFresh Joinder, the Pledge Agreement, and each other Loan Document to which iFresh is a party, and Go Fresh irrevocably assumes, receives, and accepts such assignment and tranfer and agrees to be bound by the terms and conditions of such Loan Documents as the successor-in-interest to iFresh.

Representations and Warranties and Conditions Precedent. The Forbearance Agreement contains customary representations and warranties and conditions precedent, including the Loan Parties must paid, in immediately available funds, (i) a non-refundable forbearance fee of $20,000.00 which forbearance fee shall be deemed fully earned by the Lender on the Effective Date and (ii) costs, expenses, and attorneys’ fees of $50,000 of the Lender related to this Agreement and the other Loan Documents.

Forbearance Events of Default. Each of the following constitutes an immediate default and event of default under the Forbearance Agreement:

●	Failure of the Loan Parties to pay any amounts as and when due and payable under the Forbearance Agreement or any other Loan Document;

●	Failure of any Loan Party to observe any term, condition, or covenant set forth in the Forbearance Agreement or any Loan Document, except for the Specified Events of Default;

●	Any representation or warranty made by any Loan Party is false or misleading in any respect at the time it was made.

●	The occurrence of an Event of Default (other than the Specified Events of Default) under the Credit Agreement or any other Loan Document occur and is continuing.

●	The occurrence of an event, or the existence of a circumstance or condition that has a Material Adverse Effect.

●	The validity, binding nature of, or enforceability of the Forbearance Agreement is disputed by, on behalf of, or in the right or name of any Loan Party or any material term or provision of the Forbearance Agreement is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction.

●	Any material term or provision of the Forbearance Agreement is found invalid, avoidable, or unenforceable by any court of competent jurisdiction.

The foregoing summary of the Forbearance Agreement is subject to, and qualified in its entirety by, the terms of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Forbearance Agreement, dated as of October 15, 2019, by and among NYM Holding, Inc., as borrower, iFresh, Inc., certain subsidiaries of NYM Holding, Inc., Go Fresh 365, Inc. and an individual, as guarantors, and KeyBank National Association, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2019

iFresh, Inc.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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